Exhibit 99.1

                  OptionCare Announces Fourth Quarter Results

                 Q4 Record Revenues Increase 36% to $194 Million

             Earnings Per Share from Continuing Operations of $0.19

    BUFFALO GROVE, Ill.--(BUSINESS WIRE)--Feb. 20, 2007--Option Care, Inc. (Nasdaq: OPTN) today reported results for the quarter and year ended December 31, 2006. Revenue was $194 million for the fourth quarter, a 36% increase compared to revenue of $142 million for the fourth quarter of 2005. Home infusion and specialty pharmacy services revenue increased 21% and 54% respectively compared to the prior year period. On a GAAP basis, net income from continuing operations increased 4% for the fourth quarter to $6.7 million or $0.19 per diluted share compared to $6.5 million or $0.19 per diluted share for the fourth quarter of 2005.

    Included in the prior year fourth quarter results from continuing operations is a net gain of $0.03 per diluted share which is primarily due to a gain recognized from the settlement of a franchise agreement. Excluding the effects of this prior year gain, diluted earnings per share from continuing operations was $0.19 for the fourth quarter of 2006, an increase of 19% from $0.16 per diluted share for the prior year period.

    For the twelve months ended December 31, 2006, revenue increased 31% to $659 million. GAAP net income from continuing operations was $22.6 million or $0.64 per diluted share, an 8% increase from the $20.9 million or $0.61 per diluted share in 2005. The Board of Directors declared a dividend of $0.02 per share for the fourth quarter of 2006. The dividend is payable on March 19, 2007 to stockholders of record as of March 5, 2007.

    Effective January 1, 2006, the company adopted SFAS No. 123R,
Share-Based Payment, utilizing the modified retrospective method.
Accordingly, the results for prior periods have been restated to reflect the impact of SFAS No. 123R.

    The following summarizes the significant accomplishments for 2006:

    -- Signed two contracts for specialty pharmacy services with Blue Cross Blue Shield of Michigan/Blue Care Network ("BCBSM") and Excellus BlueCross BlueShield/Univera Healthcare adding over six million covered lives in Michigan and New York

    -- Completed four acquisitions of home infusion businesses adding four new locations in strategic markets

    -- Completed the divestiture of non-strategic home health agencies

    -- Re-aligned field operations to focus to improve sales and productivity

    -- Successful re-launch of Synagis(R) achieving 62% growth during the fourth quarter as compared to the prior year

    Raj Rai, OptionCare's president and chief executive officer commented, "We are pleased with our fourth quarter and full year results. Revenue growth exceeded our expectations due to the launch of the BCBSM mail order specialty pharmacy contract, acquisitions completed during 2006 and the successful re-launch of Synagis(R). In addition we continue to see robust organic growth for home infusion services with stable margins."

    Rai further added, "We are excited with our growth prospects in 2007 which include the recently signed specialty pharmacy contracts. Our plan is to further accelerate sales growth by investing in marketing activities targeting chronic infusible therapies and expanding our physician-based sales force to increase pull-through from existing specialty pharmacy managed care contracts. In addition, we intend on further strengthening our specialty operations with additional investments in automation creating best-in-class capabilities. We also have a solid pipeline of new managed care contracts and acquisition targets and remain confident in the long-term growth of our business. As a result, in 2007 we expect sales to range from $785 to $815 million and diluted earnings per share to range from $0.73 to $0.78. This does not include the impact of any future acquisitions."

    Commenting on the financial results for the quarter Paul Mastrapa, chief financial officer, stated, "Our fourth quarter results were on track with our expectations. Overall organic growth accelerated to 25% for the fourth quarter which included 33% for specialty pharmacy services and 9% for infusion services. The acceleration of our organic growth is a result of the BCBSM contract launch as well as the continued growth of a wide range of therapies in our portfolio."

    Mastrapa continued, "Overall gross profit for the fourth quarter was 24.9% as compared to 29.6% for the prior year quarter. However, prior to the impact of other revenue which has no direct costs, total gross profit declined to 24.1% as compared to 26.4% for the prior year fourth quarter. This decline is due to the shift in mix towards specialty pharmacy revenues which increased to 64% for the fourth quarter as compared to 57% from the prior year period. Within our service lines, specialty pharmacy services gross profit declined to 13.4% for the fourth quarter compared to 14.5% for the quarter ended December 31, 2005 due to the incremental revenues at a lower margin from the launch of the BCBSM mail order specialty pharmacy contract. Infusion services gross profit was stable at 44.0% for the fourth quarter compared to 44.1% for the prior year."

    "Selling, general and administrative expenses (SG&A) declined to 16.2% of revenue as compared to 19.4% in the prior year quarter as a result of the shift in mix towards high volume specialty services. The provision for doubtful accounts was consistent with the prior year at 2.1% of revenues."

    Mastrapa concluded, "Our balance sheet remains very strong. Operating cash flow for the quarter was ($1.1) million due to the working capital requirements associated with the launch of the Synagis(R) season and the BCBSM contract. We invested $1.3 million in acquisitions during the fourth quarter and ended the quarter with $16.4 million of cash and short-term investments. Finally, days sales outstanding at the end of the fourth quarter was 56 days, a decline of 3 days as compared to 59 days as of the end of 2005."

    Fourth Quarter Conference Call

    The Company will be hosting a conference call today, Tuesday, February 20th, to review the financial results for the fourth quarter. Investors and other interested parties may access the call at 10:00 a.m. Eastern Time by dialing in at (800) 638-4817, participant passcode 94003215.

    The call will be broadcast live as well as replayed through the internet. The webcast can be accessed through a link at www.optioncare.com. For those who cannot listen to the live broadcast, a replay will be available two hours after the call concludes at (888) 286-8010, passcode 89262069. The playback will be available until midnight on February 23, 2007.

    The webcast is also being distributed over CCBN's Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN's individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN's Individual Investor Network. Institutional investors can access the call via CCBN's password-protected event management site, StreetEvents at www.streetevents.com.

    About OptionCare

    For more than 25 years, Option Care, Inc. has made patients' lives easier with a full range of healthcare services outside the hospital setting, working with more than 400 payor organizations representing more than 75 million Americans. With the largest home infusion and specialty pharmacy footprint in the industry, OptionCare offers treatment nationwide to patients in their homes, physician offices or other alternate sites, including ambulatory treatment centers. Services are provided by highly skilled, clinical professionals from 113 pharmacy locations.

    Forward Looking Statements

    This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Forward looking statements can be identified by the use of terms such as "anticipates," "expects," "believes" and other words having a similar meaning. Investors are cautioned that all forward-looking statements involve risks and uncertainty. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by us, or on our behalf. These risks and uncertainties include, but are not limited to, uncertainties affecting our businesses and our franchisees relating to acquisitions and divestitures (including continuing obligations with respect to completed transactions), sales and renewals of franchises, government and regulatory policies (including federal, state and local efforts to reform the delivery of and payment for healthcare services), general economic conditions (including economic conditions affecting the healthcare industry in particular), the pricing and availability of equipment and services, technological developments and changes in the competitive environment in which we operate. These statements are based upon assumptions and, although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate.

    Non-GAAP Financial Measures

    The non-GAAP financial measures contained in this earnings press release exclude special items to present the current year and prior income before taxes without the special items. The Company uses this measure for planning and forecasting its future business as well as analyzing such forecasts against past performance. In addition, excluding these amounts enhances the Company's understanding of trends developing in its operations as well as its performance in its market and against its competitors. The Company believes that providing specific financial information on these special items, as well as providing non-GAAP income before tax measures that exclude such items, best allows investors to understand the Company's ongoing business activities during the quarter. The Company believes that inclusion of certain non-GAAP financial measures provides comparability to similar companies in the Company's industry, many of which present similar non-GAAP financial measures to investors. The non-GAAP financial measures should not be considered as a substitute for, or preferable to, measures of financial performance prepared in accordance with GAAP and may be different from non-GAAP financial measures used by others.

    The Company believes that these non-GAAP financial measures provide an additional tool for investors to evaluate its ongoing operating results and trends. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures as detailed in this press release.

    Further Information on OptionCare Can Be Found at:
www.optioncare.com

    (Financial tables follow)



                      OPTION CARE, INCORPORATED
             CONDENSED CONSOLIDATED STATEMENTS OF INCOME
           (in thousands, except per share data, Unaudited)

                              Three Months Ended  Twelve Months Ended
                                 December 31,         December 31,
                             -------------------- --------------------
                                 2006     2005      2006       2005
                                       (Restated)           (Restated)
                             -------------------- --------------------
Revenue:
  Specialty pharmacy
   services                  $125,233    $81,148  $394,901   $290,884
  Infusion and related
   healthcare services         66,895     55,177   255,392    196,893
  Other                         2,096      6,114     9,119     16,801
                             --------- ---------- --------- ----------
  Total revenue               194,224    142,439   659,412    504,578

Cost of revenue:
  Cost of goods sold          127,210     85,224   409,931    304,346
  Cost of services provided    18,591     15,052    69,897     53,435
                             --------- ---------- --------- ----------
Total cost of revenue         145,801    100,276   479,828    357,781
                             --------- ---------- --------- ----------

Gross profit                   48,423     42,163   179,584    146,797

Selling, general and
 administrative expenses       31,525     27,598   122,371     99,763
Provision for doubtful
 accounts                       4,007      2,940    14,468      9,667
Depreciation and
 amortization                   1,337      1,019     4,934      3,687
                             --------- ---------- --------- ----------
  Total operating expenses     36,869     31,557   141,773    113,117

Operating income               11,554     10,606    37,811     33,680

Interest income (expense),
 net                             (305)       139      (775)       397
Other expense, net               (207)      (228)     (895)      (248)
                             --------- ---------- --------- ----------

Income before income taxes     11,042     10,517    36,141     33,829
Income tax provision            4,308      4,015    13,573     12,940
                             --------- ---------- --------- ----------
Net income from continuing
 operations                    $6,734     $6,502   $22,568    $20,889
                             ========= ========== ========= ==========

Gain/(Loss) on discontinued
 operations, net of tax            10       (271)     (883)      (271)
                             --------- ---------- --------- ----------
Net income                     $6,744     $6,231   $21,685    $20,618
                             ========= ========== ========= ==========

Basic net income (loss) per
 share:
  Continuing operations         $0.20      $0.20     $0.66      $0.64
                             ========= ========== ========= ==========
  Discontinued operations         $--     $(0.01)   $(0.02)    $(0.01)
                             ========= ========== ========= ==========

Diluted net income (loss)
 per share:
  Continuing operations         $0.19      $0.19     $0.64      $0.61
                             ========= ========== ========= ==========
  Discontinued operations         $--     $(0.01)   $(0.03)    $(0.01)
                             ========= ========== ========= ==========

Shares used in computing net
 income per share:
  Basic                        34,379     32,939    33,962     32,590
  Diluted                      36,175     34,303    35,462     34,234

Dividends per share           $0.0200    $0.0200   $0.0800    $0.0733
                             ========= ========== ========= ==========




                      OPTION CARE, INCORPORATED
                CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands)

                                           December 31,   December 31,
                                               2006           2005
                                           (Unaudited)     (Restated)
                                           ------------   ------------
Assets
Current assets:
  Cash and cash equivalents                    $10,725         $7,816
  Short-term investments                         5,700         41,042
  Accounts receivable, net                     122,503         95,297
  Inventory                                     23,096         15,490
  Other current assets                          14,963         12,798
                                           ------------   ------------
Total current assets                           176,987        172,443

Equipment and other fixed assets, net           24,398         18,905
Goodwill, net                                  165,323        112,220
Other assets                                    13,551         12,996
                                           ------------   ------------
Total assets                                  $380,259       $316,564
                                           ============   ============

Liabilities and stockholders' equity
Current liabilities:
  Trade accounts payable                       $43,601        $29,958
  Other current liabilities                     16,268          9,743
  Current portion of long-term debt                 23             48
                                           ------------   ------------
Total current liabilities                       59,892         39,749

Long-term debt, excluding current portion       86,372         86,306
Other liabilities                               14,632         10,342
                                           ------------   ------------
Total liabilities                              160,896        136,397

Total stockholders' equity                     219,363        180,167
                                           ------------   ------------

Total liabilities and stockholders' equity    $380,259       $316,564
                                           ============   ============




                      OPTION CARE, INCORPORATED
            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
                      (in thousands, Unaudited)

                              Three Months Ended   Twelve Months Ended
                                 December 31,         December 31,
                              ----------------------------------------

                               2006       2005      2006       2005
                                       (Restated)           (Restated)
                              -------------------  -------------------

Cash flows from operating
 activities:
  Net Income                   $6,744     $6,231   $21,685    $20,618

  Non-cash expenses             8,276      5,548    27,043     19,793
  Changes in assets and
   liabilities:
    Accounts receivable       (24,675)   (24,246)  (27,723)   (32,696)
    Other assets and
     liabilities                8,542      9,307      (785)     5,042
                              -------- ----------  -------- ----------
Net cash provided by (used
 in) operating activities      (1,113)    (3,160)   20,220     12,757

Cash flows from investing
 activities:
  Net sales (purchases) of
   short-term investments       3,500     12,602    35,342     34,328
  Payments for acquisitions    (1,305)    (8,188)  (45,122)   (54,555)
  Net purchases of equipment
   and other                   (3,873)    (5,361)  (11,747)   (12,455)
  Proceeds from disposal           --      1,642       462      1,642
                              -------- ----------  -------- ----------
Net cash used in investing
 activities                    (1,678)       695   (21,065)   (31,040)

Cash flows from financing
 activities:
  Proceeds from issuance of
   stock                        1,313        724     5,125      6,784
  Payment of cash dividends      (677)      (656)   (2,696)    (2,384)
  Other financing activities      424        106     1,325      1,883
                              -------- ----------  -------- ----------
Net cash provided by
 financing activities           1,060        174     3,754      6,283
                              -------- ----------  -------- ----------
Net increase (decrease) in
 cash and cash equivalents     (1,731)    (2,291)    2,909    (12,000)
Cash and cash equivalents,
 beginning of period           12,456     10,107     7,816     19,816
                              -------- ----------  -------- ----------
Cash and cash equivalents,
 end of period                $10,725     $7,816   $10,725     $7,816
                              ======== ==========  ======== ==========

    CONTACT: Option Care, Inc.
             Paul Mastrapa, 847-229-7773
             Chief Financial Officer